SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2010

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 8, 2010 we entered into a second Call Option and Draw Down Agreement with WDX Organisation Limited (“WDX”) pursuant to which we loaned an additional £150,000 (approximately US$224,055) to WDX and executed certain call options. The execution of the call option was the result of WDX not satisfying certain performance criteria in our May 1, 2009 Option and Funding Agreement with WDX and required us to make a nominal payment to them (approximately $500) in return for an additional 10% of their equity. As the result thereof, we increased our equity position in WDX to 93% which represents our maximum ownership position in WDX. The loan was our final investment in WDX as contemplated by our May 1, 2009 Investment Agreement with WDX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

Dated: March 11, 2010	By:	/s/ Thomas Barr
Name: Thomas Barr
Chief Executive Officer

3